JOHN HANCOCK SPECIAL EQUITIES FUND

             Instrument Amending Manner of Acting by Written Consent


     The undersigned, constituting a majority of the Trustees of John Hancock Special Equities Fund, a Massachusetts business trust (the "Trust"), acting pursuant to the Amended and Restated Declaration of Trust dated February 28, 1992 of the Trust, as amended from time to time, do hereby amend Article II,
Section 2.8 to allow a majority of the Trustees to act by written consent, effective December 3, 1996, as follows:

     Amend the first paragraph of Section 2.8 by replacing the words "the entire number" with the words "a majority".

     IN WITNESS WHEREOF, the undersigned being at least a majority of the Trustees of the Trust, have executed this amendment as of the 3rd day of December, 1996.


/s/Dennis S. Aronowitz                                 /s/William F. Glavin
--------------------------                             -------------------------
Dennis S. Aronowitz                                    William F. Glavin

/s/Edward J. Boudreau, Jr.                             /s/Anne C. Hodsdon
--------------------------                             -------------------------
Edward J. Boudreau, Jr.                                Anne C. Hodsdon

/s/Richard P. Chapman, Jr.                             /s/John A. Moore
--------------------------                             -------------------------
Richard P. Chapman, Jr.                                John A. Moore

/s/William J. Cosgrove                                 /s/Patti McGill Peterson
--------------------------                             -------------------------
William J. Cosgrove                                    Patti McGill Peterson

/s/Douglas M. Costle                                   /s/John W. Pratt
--------------------------                             -------------------------
Douglas M. Costle                                      John W. Pratt

/s/Leland O. Erdahl                                    /s/Richard S. Scipione
--------------------------                             -------------------------
Leland O. Erdahl                                       Richard S. Scipione

/s/ Richard A. Farrell                                 /s/Edward J. Spellman
--------------------------                             -------------------------
Richard A. Farrell                                     Edward J. Spellman
Richard A. Farrell

/s/ Gail D. Fosler
--------------------------
Gail D. Fosler

         The Declaration of Trust, a copy of which, together with all amendments thereto, is on file in the office of the Secretary of State of The Commonwealth of Massachusetts, provides that no Trustee, officer, employee or agent of the Trust or any Series thereof shall be subject to any personal liability whatsoever to any Person, other than to the Trust or its shareholders, in connection with Trust Property or the affairs of the Trust, save only that arising from bad faith, willful misfeasance, gross negligence or reckless disregard of his/her duties with respect to such Person; and all such Persons shall look solely to the Trust Property, or to the Trust Property of one or more specific Series of the Trust if the claim arises from the conduct of such Trustee, officer, employee or agent with respect to only such Series, for satisfaction of claims of any nature arising in connection with the affairs of the Trust.




COMMONWEALTH OF MASSACHUSETTS )
                              )ss
COUNTY OF SUFFOLK             )



     Then personally appeared the above-named Dennis S. Aronowitz, Edward J. Boudreau, Jr., Richard P. Chapman, Jr., William J. Cosgrove, Douglas M. Costle, Leland O. Erdahl, Richard A. Farrell, Gail D. Fosler, William F. Glavin, Anne C. Hodsdon, John A. Moore, Patti McGill Peterson, John W. Pratt, Richard S. Scipione, and Edward J. Spellman, who acknowledged the foregoing instrument to be his or her free act and deed, before me, this 3rd day of December, 1996.

                                                 /s/ Anne Marie White
                                                 -------------------------------
                                                 Notary Public

                                                 My Commission Expires: 10/20/00